Execution Version

CYAN, INC.,
THE SUBSIDIARY GUARANTORS,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of December 12, 2014
8.0% Convertible Senior Secured Notes due 2019

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INDENTURE dated as of December 12, 2014 between CYAN, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Subsidiary Guarantors from time to time party hereto, and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and collateral agent (the “Collateral Agent,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 8.0% Convertible Senior Secured Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed $50,000,000 (subject to Section 2.10), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a legal, valid and binding agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
Article 1
DEFINITIONS
Section 1.01    . Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Shares” shall have the meaning specified in Section 14.04(a).
“Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued by the Company pursuant to Section 14.06(b) (including shares of Common Stock issued subsequently reacquired or retired by the Company), other than:
(a)    shares of Common Stock issued upon conversion of the Notes;
(b)    shares of Common Stock issued upon exercise of the Warrants;
(c)    shares of Common Stock or options or rights to purchase those shares, or to acquire those shares pursuant to any equity awards, pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(d)    shares of Common Stock or convertible securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors;
(e)    securities convertible, either directly or indirectly, into or exercisable for or exchangeable for Common Stock issued, existing on the date hereof;
(f)    shares of Common Stock issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other Persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Board of Directors;
(g)    shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;
(h)    shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;
(i)    shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors;
(j)    Common Stock, or options or warrants to purchase Common Stock issued, or securities convertible into Capital Stock, issued to an entity as a component of any business relationship with such entity for the purpose of (i) joint venture, technology licensing or development activities, (ii) distribution, supply or manufacture of the Company’s products or services or (iii) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; provided that, in each case, the terms of such business relationship with such entity are approved by the Board of Directors; and
(k)    Common Stock issued pursuant to stock dividends, stock splits or similar transactions.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliated Investor” means any Holder that, at the time of the acquisition by such Holder of such Notes, is an Affiliate of the Company.
“Affiliate Investment Approval” means the requisite approval from the Company’s stockholders in accordance with Section 312.03 of the New York Stock Exchange’s Listed Company Manual (or any applicable successor provision) to issue a number of shares of Common Stock in excess of 1% of the Common Stock outstanding on December 4, 2014 pursuant to any Affiliate Notes and the Affiliate Warrants to a particular Affiliated Investor.
“Affiliate Note” means any Note initially issued by the Company to an Affiliated Investor.
“Affiliate Warrant” means any Warrant initially issued by the Company to an Affiliated Investor.
“After-Acquired Collateral” shall have the meaning specified in Section 4.12(a).
“Aggregate Consideration” means the aggregate consideration received, or deemed to have been received, by the Company for any issue or deemed issuance of securities, consisting of (a) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (b) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Board of Directors, and (c) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other Capital Stock or securities or other assets of us for a consideration that covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
“Applicable Closing Price” means $2.07 per share of Common Stock, which is the Last Reported Sale Price of the Common Stock on The New York Stock Exchange on December 4, 2014. The Applicable Closing Price will be adjusted on the date the Conversion Rate is adjusted pursuant to Section 14.05 or 14.06. The adjusted “Applicable Closing Price” will be equal to the Applicable Closing Price immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to such adjustment of the Applicable Closing Price and the denominator of which is the Conversion Rate as so adjusted.
“Bankruptcy Laws” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for relief of debtors.
“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Bid Solicitation Agent will initially be the Trustee. The Company may, however, appoint another Person as the Bid Solicitation Agent without prior notice to the Holders.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base Assets” means, the following assets of the Company and its Subsidiaries party to any Credit Facility: (i) inventory; (ii) receivables and supporting obligations, chattel paper, documents and instruments relating thereto or in respect thereof; (iii) cash and cash equivalents located in the United States, including deposits accounts (but excluding the Escrow Account and any Pledged Collateral); (iv) all payments and receivables in respect thereof or related thereto; (v) all books and records related to the foregoing, (vi) all other inventory and receivables related property customarily constituting collateral under an asset based credit facility; and (vii) all proceeds and products of the foregoing.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or other day on which banking institutions in New York State are authorized or required by law or executive order to close or be closed.
“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with GAAP).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“Clause A Distribution” shall have the meaning specified in Section 14.05(c).
“Clause B Distribution” shall have the meaning specified in Section 14.05(c).
“Clause C Distribution” shall have the meaning specified in Section 14.05(c).
“close of business” means 5:00 p.m. (New York City time).
“Collateral” means the rights, property and assets securing the Notes over which a Lien has been granted pursuant to the Related Security Documents, and any rights, property or assets over which a Lien has been granted to secure the Obligations of the Company and the Subsidiary Guarantors under the Notes and this Indenture.
“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Commission” means the U.S. Securities and Exchange Commission.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 14.09.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Order” means a written order of the Company, signed by any Officer and delivered to the Trustee.
“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income for such period plus:
(a)    the following to the extent deducted in calculating such Consolidated Net Income:
(i)    Consolidated Interest Charges for such period;
(ii)    the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period;
(iii)    depreciation and amortization expense for such period;
(iv)    non-cash expenses and amortization related to the granting of stock options and restricted stock grants to employees and directors of the Company and its Subsidiaries for such period; and
(v)    other expenses or charges of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period; minus
(b)    the following to the extent included in calculating such Consolidated Net Income:
(i)    Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period; and
(ii)    all non-cash items increasing Consolidated Net Income for such period.
In addition, Consolidated EBITDA shall be adjusted on a pro forma basis, as of the first day of any applicable period, for any acquisitions and dispositions of assets by the Company or its Subsidiaries during or subsequent to the applicable period that the Company determines in good faith are outside the ordinary course of business, calculated consistent with GAAP and Regulation S-X promulgated under the Exchange Act.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of all of the Company’s and its Subsidiaries’ Indebtedness determined on a consolidated basis; provided, however, that “Consolidated Funded Indebtedness” shall not include any indebtedness of the type referenced in clauses (b), (c) or (g) of the definition of Indebtedness to the extent that the Guarantee relates to indebtedness described in clauses (b) or (c) of the definition of Indebtedness or clauses (c), (d), (e), (f), (g), (i), (j), (k) or (p) of the definition of Permitted Debt; provided further “Consolidated Funded Indebtedness” shall be determined without giving effect to any election under GAAP to value any Indebtedness at “fair value,” any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon indebtedness) as reflected on such balance sheet to be below the stated principal amount of such indebtedness.
“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of: (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income, by excluding, without duplication:
(a)    all extraordinary gains or losses;
(b)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(c)    any unrealized gains or losses in respect of hedging obligations (including Swap Contracts); and
(d)    any gains or losses resulting from non-ordinary course dispositions of assets or discontinued operations.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Approval” means the requisite approval from the Company’s stockholders in accordance with Section 312.03 of the New York Stock Exchange’s Listed Company Manual (or any applicable successor provision) to issue a number of shares in excess of the Conversion Share Cap pursuant to the Notes and the Warrants.
“Conversion Date” shall have the meaning specified in Section 14.02(c).
“Conversion Obligation” shall have the meaning specified in Section 14.01(a).
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 14.01(a).
“Convertible Securities” shall have the meaning specified in Section 14.06(b).
“Conversion Share Cap” means 9,457,025, which is 19.99% of the Common Stock outstanding on December 4, 2014.
“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank National Association, 633 West Street, 24th Floor, Los Angeles, California 90071, Attention: P. Oswald (Cyan, Inc. 8.0% Convertible Senior Secured Notes due 2019), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).
“Covenant Defeasance” shall have the meaning specified in Section 13.02.
“Credit Facilities” means one or more debt facilities with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans and/or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity appointed by the Company as custodian for the Depositary under this Indenture.
“Daily Conversion Value” means, for each of the 50 consecutive Trading Days during the Observation Period, one-fiftieth (1/50th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 50.
“Daily Settlement Amount,” for each of the 50 consecutive Trading Days during the relevant Observation Period, shall consist of:
(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and
(b)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 50 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CYNI <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by an independent nationally recognized investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Purchase Price, Redemption Price, cash due upon conversion (if any), principal and interest) that are payable but are not punctually paid or duly provided for.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 14.05(c).
“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“Effective Price” means the Aggregate Consideration divided by the total number of Additional Shares of Common Stock issued, or deemed to have been issued by the Company under Section 14.06, for such Additional Shares of Common Stock.
“Escrow Account” means the escrow account established pursuant to the Pledge and Escrow Agreement.
“Escrow Agent” means U.S. Bank National Association, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“First Dilutive Issuance” shall have the meaning specified in Section 14.06(e).
“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Freely Tradable” means that the Notes are eligible for sale and transfer without registration under the Securities Act pursuant to Rule 144 (without being subject to limitations on volume or manner of sale pursuant to such rule).
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination and any recapitalization, reclassification or change pursuant to a transaction described in clause (B)) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the holders of Common Stock or the Board of Directors approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Stock (or other Reference Property into which the Notes are then convertible) ceases to be listed or admitted for trading on any Permitted Exchange;
provided, however, that a transaction or series of transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock listed or admitted for trading on a Permitted Exchange or will be so listed or admitted for trading when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration shall constitute Reference Property for the Notes.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Purchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Purchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Purchase Price” shall have the meaning specified in Section 15.02(a).
“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.
“Global Note” shall have the meaning specified in Section 2.05(b).
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts and accrued expenses payable in the ordinary course of business, obligations in respect of licenses and operating leases, payroll liabilities and deferred compensation and any purchase price adjustments, royalties, earn-out, milestone payment, contingent payment of a similar nature in connection with any acquisition or license or collaboration agreement);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements but excluding trade accounts and accrued expenses payable in the ordinary course of business and licenses and operating leases), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all attributable indebtedness in respect of Capital Leases and Synthetic Lease Obligations;
(g)    all obligations in respect of Redeemable Equity; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Interest Make-Whole Payment” shall have the meaning specified in Section 14.03(a).
“Interest Payment Date” means each June 15 and December 15 of each year, beginning on June 15, 2015.
“Last Reported Sale Price” of the Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange. If the Common Stock or such other security is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Make-Whole Fundamental Change Effective Date” means date on which such Make-Whole Fundamental Change occurs or becomes effective.
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.04(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary whose total assets, as of that date, are more than $2,500,000, whose total revenues for the most recent 12-month period exceeds $2,500,000, or that guarantees any indebtedness of the Company; provided, however that “Material Domestic Subsidiary” shall not include: (i) (A) any Foreign Subsidiary; and (B) any Subsidiary that has no material assets other than Capital Stock of Foreign Subsidiaries and Capital Stock in other Subsidiaries that have no material assets other than Capital Stock in Foreign Subsidiaries; (ii) any entity if a Guarantee therefrom is prohibited or restricted by contracts with an unaffiliated third party existing on the date hereof or at the time of acquisition of such Subsidiary and not entered into in contemplation thereof; (iii) any entity if a Guarantee therefrom is prohibited by applicable law, rule or regulation; or (iv) any Subsidiary of any Foreign Subsidiary.
“Material Foreign Subsidiary” means, as of any date, any Foreign Subsidiary whose total assets, as of that date, are more than $5,000,000, whose total revenues for the most recent 12-month period exceeds $5,000,000, or that Guarantees any indebtedness of the Company.
“Maturity Date” means December 15, 2019.
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
“Net Share Settlement Election” shall have the meaning specified in Section 14.02(a)(v).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Guarantee” means any guarantee that may from time to time be entered into by a Material Domestic Subsidiary of the Company on or after the date hereof pursuant to Section 4.13.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Notice of Redemption” shall have the meaning specified in Section 16.01(b).
“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to June 15, 2019, and does not occur during a Redemption Period, the 50 consecutive Trading Day period beginning on and including the second Scheduled Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs during a Redemption Period, the 50 consecutive trading days beginning on, and including, the 52nd scheduled trading day immediately preceding such redemption date; and (iii) if the Conversion Date for such Note occurs on or after June 15, 2019, and does not occur during a Redemption Period, the 50 consecutive Trading Day period beginning on and including the 52nd Scheduled Trading Day immediately preceding the Maturity Date.
“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee and delivered to the Trustee and, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section 19.05.
“Original Issuance Date” shall have the meaning specified in Section 4.06(d).
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and
(e)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Permitted Credit Facilities” shall have the meaning specified in clause (l) of the definition of “Permitted Debt.”
“Permitted Debt” means, without duplication, each of the following:
(a)    Indebtedness in respect of the Notes and Guarantees thereof;
(b)    any unsecured Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge the Notes; provided that (i) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Notes so renewed, refunded, refinanced, replaced or discharged (plus all accrued and unpaid interest and premiums thereon), and (ii) the Notes are renewed, refunded, refinanced, replaced or discharged substantially concurrently with receipt of the proceeds from such indebtedness;
(c)    hedging obligations (including obligations under Swap Contracts) entered into in the ordinary course of business by the Company or its Subsidiaries to hedge or mitigate commercial risk;
(d)    intercompany Indebtedness between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries;
(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)    Indebtedness in respect of letters of credit, bank guarantees, surety or performance bonds and similar instruments issued for the Company’s account or the account of any of the Company’s Subsidiaries in order to provide security for (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements, and (ii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;
(g)    Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case assumed with the acquisition or disposition of any business;
(h)    additional unsecured Indebtedness incurred by the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;
(i)    Indebtedness incurred by the Company or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;
(j)    Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of business arising from treasury, depository, over-draft and cash management services; provided that any such Indebtedness shall be repaid in full within ten Business Days of the incurrence thereof;
(k)    any Guarantees (including keep-wells and support agreements) by the Company or any of its Subsidiaries of indebtedness of the Company or its Subsidiaries not otherwise prohibited under this Indenture;
(l)    Indebtedness incurred by the Company or any of its Subsidiaries pursuant to one or more Credit Facilities in an aggregate principal amount not to exceed $50,000,000 outstanding at any time (such credit facilities, “Permitted Credit Facilities”);
(m)    Indebtedness of the Company or any of its Subsidiaries in respect of Purchase Money Indebtedness or Capital Lease Obligations in an aggregate principal amount not to exceed $5,000,000;
(n)    Indebtedness existing on the date hereof;
(o)    Indebtedness of a Person existing at the time such Person became a Subsidiary of the Company or assets were acquired from such Person; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Company nor any Subsidiary of the Company other than the Person or assets acquired has any liability or obligation with respect to such Indebtedness, and (iii) the aggregate principal amount at any time outstanding of Indebtedness under this clause (o) shall not exceed $5,000,000;
(p)    customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; and
(q)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $3,000,000.
“Permitted Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
“Permitted Liens” means:
(a)    any Liens on any or all of the Borrowing Base Assets securing any Credit Facility;
(b)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary Guarantor (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
(c)    Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(d)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(e)    Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;
(f)    Liens on cash and cash equivalents securing letters of credit, bank guarantees, surety or performance bonds and similar instruments issued for the Company’s account or the account of any of the Company’s Subsidiaries in order to provide security for: (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements; and (ii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;
(g)    any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(h)    Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
(i)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or Guarantees provided by the Company or any Subsidiary Guarantor;
(j)    Liens securing letters of credit constituting Permitted Debt;
(k)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;
(l)    any interest or title of a lessor or lessee, licensor or licensee or sublicensor or sublicensee under any lease, license or sublicense of the Company’s or any Subsidiary Guarantor’s property, including intellectual property, as applicable;
(m)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary Guarantor on deposit with or in possession of such bank;
(n)    any obligations or duties affecting any of the property of the Company or any Subsidiary Guarantor to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;
(o)    Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
(p)    restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;
(q)    options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures, partnerships, minority investments and the like;
(r)    liens consisting of any law or governmental regulation or permit requiring the Company or any Subsidiary Guarantor to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;
(s)    any netting or set-off arrangements entered into by the Company or any Subsidiary Guarantor in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Subsidiary Guarantor, including pursuant to any cash management agreement;
(t)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the Company or any Subsidiary Guarantor’s business and other Liens incidental to the conduct of the Company or any Subsidiary Guarantor’s business that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Company or any Subsidiary Guarantor’s business;
(u)    Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Subsidiary Guarantor in the ordinary course of business or other precautionary UCC financing statement filings;
(v)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(w)    Liens securing the Notes and the Guarantees of the Notes;
(x)    Liens in existence on the date hereof;
(y)    Liens securing purchase money obligations that do not constitute Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations permitted under clause (m) of the definition of Permitted Debt; provided that such Liens do not at any time encumber any property other than the property financed thereby (together with any additions, accessions and improvements thereto and the proceeds thereof);
(z)    Liens securing reasonable and customary fees for services, over-draft liabilities and liabilities in respect of treasury, depositary and cash management services in favor of banks, securities intermediaries and other depository institutions;
(aa)    any interest of a lessee or sublessee in property leased by the Company or any of its Subsidiaries to customers in the ordinary course of business;
(bb)    Liens securing Indebtedness permitted under clause (o) or clause (q) of the definition of Permitted Debt;
(cc)    customary liens on insurance proceeds securing financed insurance premiums in the ordinary course of business; and
(dd)    Liens securing obligations in an aggregate amount not to exceed $1,000,000.
“Permitted Money Market Funds” means money market funds with assets consisting of cash, securities of the U.S. government and permitted government-sponsored enterprises and privately issued money market securities that have been rated by at least one national rating agency and received the highest credit rating (currently A1 in the case of Standard & Poor’s Ratings Service and P1 in the case of Moody’s Investor Service, Inc.) from each such agency that has rated them.
“Permitted Securities” means noncallable direct obligations of, or noncallable obligations, the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America or money market securities issued by Permitted Money Market Funds.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Physical Settlement” shall have the meaning specified in Section 14.02(a).
“Placement Agent” means Jefferies LLC.
“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of December 12, 2014, by and among the Company, the Collateral Agent and the Escrow Agent, as amended, extended, supplemented or modified from time to time.
“Pledged Collateral” means any cash or Pledged Securities held in the Escrow Account in accordance with the Pledge and Escrow Agreement.
“Pledged Securities” means the Government Securities or Permitted Securities to be purchased by the Company and held in the Escrow Account in accordance with the Pledge and Escrow Agreement.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Private Placement Memorandum” means the preliminary private placement memorandum dated December 2, 2014, as supplemented by the related pricing term sheet dated December 4, 2014, relating to the offering and sale of the Notes.
“Purchase Agreements” means those certain Purchase Agreements, each dated as of December 4, 2014, between the Company and the purchaser of Notes party thereto.
“Purchase Money Indebtedness” means Indebtedness:
(a) Incurred to finance the purchase, improvement or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person; or
(b) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased, improved or constructed (together with additions and accessions thereto and the proceeds thereof); provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender; and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and constructions costs and additions and improvements thereto).
“Qualifying Dilutive Issuance” shall have the meaning specified in Section 14.06(a).
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Redeemable Equity” means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed (other than solely for Common Stock and cash in lieu of fractional shares), is redeemable (other than solely for Common Stock and cash in lieu of fractional shares) at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for indebtedness of such Person (with a scheduled maturity prior to the 91st day immediately following the Maturity Date) at the option of the holder thereof, in whole or in part, at any time prior to the 91st day immediately following the Maturity Date (other than upon the occurrence of a change of control or asset sale); provided, however, that only the portion of such Capital Stock which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be “Redeemable Equity.” “Redeemable Equity” will not include any Common Stock issued by the Company or its Subsidiaries to their employees or directors that is subject to repurchase by the Company or its Subsidiaries pursuant to the terms of any employment agreement, benefit plan or other arrangement. The amount of Redeemable Equity deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or portion thereof, exclusive of accrued dividends.
“Redemption Date” means the date fixed by the Company for redemption pursuant to this Indenture.
“Redemption Notice Date” means the date the Company delivers a Notice of Redemption pursuant to this Indenture.
“Redemption Period” shall have the meaning specified in Section 14.04(a).
“Redemption Price” shall have the meaning specified in Section 16.01(a).
“Reference Property” shall have the meaning specified in Section 14.09(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.
“Related Security Documents” means, collectively, the Security Agreement, each control agreement and all other security agreements, pledge agreements, collateral assignments, patent, copyright and trademark security agreements, and other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, and all amendments, restatements, modifications or supplements thereof or thereto, by or among the Company, any Subsidiary Guarantor, and the Collateral Agent (but excluding, the Pledge and Escrow Agreement).
“Relevant Stock Exchange” means The New York Stock Exchange, or if the Common Stock is not then listed or admitted for trading on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading.
“Requisite Stockholder Approvals” means the Affiliate Investment Approval and the Conversion Approval.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c)(i).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Security and Pledge Agreement, dated as of December 12, 2014, by and among the Company, the grantors from time to time party thereto, and the Collateral Agent, as amended, extended, supplemented or modified from time to time.
“Settlement Amount” shall have the meaning specified in Section 14.02(a)(vi).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Notice” shall have the meaning specified in Section 14.02(a)(iii).
“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such Subsidiary shall not be a Significant Subsidiary unless such Subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $2,500,000 (or its foreign currency equivalent).
“Specified Corporate Event” shall have the meaning specified in Section 14.09(a).
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being converted to be received upon conversion as specified in the Settlement Notice related to any converted Notes.
“Spin-Off” shall have the meaning specified in Section 14.05(c).
“Stock Price” shall have the meaning specified in Section 14.04(c).
“Subsequent Dilutive Issuance” shall have the meaning specified in Section 14.06(e).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means any Material Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture and its successors and assigns.
“Successor Person” shall have the meaning specified in Section 11.01(a).
“Surviving Guarantor” shall have the meaning specified in Section 11.02(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on any U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from an independent nationally recognized securities dealer selected by the Company on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
“transfer” shall have the meaning specified in Section 2.05(c).
“Trigger Event” shall have the meaning specified in Section 14.05(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“unit of Reference Property” shall have the meaning specified in Section 14.09(a).
“Valuation Period” shall have the meaning specified in Section 14.05(c).
“Warrants” means the warrants issued by the Company on the date hereof pursuant to the Purchase Agreements.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
Section 1.02    . References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
Section 2.01    . Designation and Amount. The Notes shall be designated as the “8.0% Convertible Senior Secured Notes due 2019.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $50,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02    . Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes pursuant to Section 2.10 (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Each Note that is issued pursuant to the Purchase Agreements and any other Notes (unless otherwise determined by any Officer executing the same) shall bear the following legend:
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CYAN, INC., 1383 N. MCDOWELL BLVD., SUITE 300, PETALUMA, CA 94954, ATTENTION: GENERAL COUNSEL

Section 2.03    . Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.
(a)    The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the number of days elapsed over a 30-day month. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes (A) to a Holder of an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder at their address as it appears in the Note Register and (B) to a Holder of an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon written application by such Holder to the Note Registrar before the relevant Regular Record Date, by wire transfer of immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04    . Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any one Officer.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, other than delivery of an Officer’s Certificate and Opinion of Counsel pursuant to Section 19.05.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
Section 2.05    . Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
(a)    The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed on the Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for purchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes subject to a Notice of Redemption.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.05(c)(iv) all Notes (other than Affiliate Notes, if any, which shall be issued as Physical Notes) shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
(i)    Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such other date, if any, as may be required by applicable law, any certificate evidencing each Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THE SALE OF THIS NOTE AND ANY RELATED GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE, ANY RELATED GUARANTEE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:
(A)    TO CYAN, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;
(B)    PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;
(C)    TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)    UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).
THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.
WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
(ii)    Notwithstanding clause (i) above, each Affiliate Note shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS NOTE, ANY RELATED GUARANTEE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE ACQUIRER: REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND AGREES FOR THE BENEFIT OF CYAN, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, ANY RELATED GUARANTEE OR ANY SHARES ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A) TO CYAN, INC. OR ANY SUBSIDIARY THEREOF,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR
(C) SUCH TRANSFERS AS AGREED TO BY THE COMPANY AND ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN (“PERMITTED TRANSFERS”).
WITH RESPECT TO ANY TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Affiliate Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
(iii)    Any Note (or security issued in exchange or substitution therefor) (A) as to which such restrictions on transfer shall have expired in accordance with their terms, (B) that has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (C) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number, unless such Note is acquired by an Affiliate of the Company. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (A) through (C) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.
(iv)    Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (A) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (B) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (A) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (C) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be exchanged for a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver, at the Company’s expense (x) in the case of clause (C), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (A) or (B), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c)(iv) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (C) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, purchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(v)    After the Resale Restriction Termination Date, the Holder of an Affiliate Note may exchange such Note for a beneficial interest in a Global Note or transfer such Affiliate Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note only if the Trustee receives: (A) a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Trustee, (B) a certificate from such Holder certifying as follows: (1) in the case of a proposed exchange, such Holder (x) is not an Affiliate of the Company and has not been an Affiliate of the Company during the three immediately preceding months, and (y) one year has elapsed since the later of the date the Affiliate Notes were acquired from the Company or from an Affiliate of the Company, or (2) in the case of a proposed transfer, such representations as are necessary to establish that such Holder’s proposed transfer of the Affiliate Note satisfies all applicable requirements set forth in Rule 144 under the Securities Act or that such Holder’s proposed transfer of Affiliate Notes was effected pursuant to an effective registration statement covering the resale of such Affiliate Note, (C) if the Company or the Trustee so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company to the effect that such proposed exchange or transfer is in compliance with the safe harbor contained in Rule 144 under the Securities Act and that the restrictions on transfer contained on such Affiliate Note are no longer required in order to maintain compliance with such safe harbor or that such transfer was effected pursuant to an effective registration statement covering the sale of such Affiliate Note, and (D) written instructions directing the Trustee to make, or to direct the Note Registrar to make, an adjustment to its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase. Upon such transfer, then the Trustee shall cancel such Physical Note and cause, or direct the Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Physical Note to be exchanged, and shall credit or cause to be credit to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so cancelled. To the extent required, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of a Company Order and an Officer’s Certificate and an Opinion of Counsel, a new Global Note in the appropriate principal amount.
(d)    Legends on the Common Stock.
(i)    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:
(A)    TO CYAN, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;
(B)    PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;
(C)    TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D)    UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).
THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 8.0% CONVERTIBLE SENIOR SECURED NOTES DUE 2019 OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.
WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(ii)    Notwithstanding clause (i) above, any stock certificate representing Common Stock issued upon conversion of an Affiliate Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE ACQUIRER: REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND AGREES FOR THE BENEFIT OF CYAN, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A) TO CYAN, INC. OR ANY SUBSIDIARY THEREOF,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR
(C) SUCH TRANSFERS AS AGREED TO BY THE COMPANY AND ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN ("PERMITTED TRANSFERS").
WITH RESPECT TO ANY TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY AND THE COMPANY'S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(iii)    Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d), unless such shares are held by an Affiliate of the Company.
(e)    Except as expressly set forth in Sections 2.05(c) and 2.05(d) with respect to Affiliated Notes (and the shares of Common Stock issuable upon conversion thereof), any Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144).
(f)    The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
(g)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners or holders of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.
(h)    Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.06    . Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed on the Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07    . Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08    . Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures, and, except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.
Section 2.09    . CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10    . Additional Notes; Repurchases. The Company may, within a 13-day period after the date hereof pursuant to the Private Placement Memorandum and without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in issue price and interest accrued, if any) in an aggregate principal amount not to exceed $10,000,000, including placing a portion of the proceeds of such additional Notes in the Escrow Account to secure any interest payments on or before December 15, 2017 for such additional Notes in accordance with the terms and conditions of the Pledge and Escrow Agreement; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax and securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 19.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) or redeemed to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and such Notes shall no longer be considered outstanding hereunder upon their repurchase.
ARTICLE 3
SATISFACTION AND DISCHARGE
Section 3.01    . Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Purchase Date, the Redemption Date, upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation, cash and/or shares of Common Stock sufficient to pay all of the outstanding Notes or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
Section 4.01    . Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02    . Maintenance of Office or Agency. The Company will maintain in the contiguous United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at or delivered to the Corporate Trust Office or the office or agency of the Trustee in the contiguous United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration or transfer.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America so designated by the Trustee for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered.
Section 4.03    . Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04    . Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)    Subject to applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.
(e)    Upon any Event of Default pursuant to Section 6.01(i) or (j), the Trustee shall automatically be the Paying Agent.
Section 4.05    . Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06    . Rule 144A Information Requirement and Annual Reports. (a) If, at any time, the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of any Holder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issuable upon the conversion of the Notes, promptly furnish such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time. The Company shall take such further action as any Holder or beneficial owner of the Notes or any shares of Common Stock issuable upon conversion of the Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell the Notes or any shares of Common Stock issuable upon conversion of the Notes in accordance with Rule 144A, as such rule may be amended from time to time.
(a)    The Company shall file with the Trustee, within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.
(b)    Delivery of the information, documents and reports described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(c)    With respect to Notes other than Affiliate Notes, if, at any time during the six-month period beginning on, and including, the date that is six months from the last date of original issuance of the Notes (such date, the “Original Issuance Date”) and ending on the first anniversary of the Original Issuance Date, the Company fails to timely file any report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes and any Note Guarantees are not otherwise Freely Tradable by Holders other than the Company’s Affiliates and Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes (other than Affiliate Notes). Such Additional Interest shall accrue on the Notes (other than Affiliate Notes) at a rate of 0.50% per annum of the principal amount of the Notes (other than Affiliate Notes) outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise Freely Tradable during such period by Holders other than the Company’s Affiliates and Holders that have been the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), in each case, up through but excluding the first anniversary of the Original Issuance Date. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(d)    With respect to Notes other than Affiliate Notes, if, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes and any Note Guarantees are not otherwise Freely Tradable by Holders other than the Company’s Affiliates and Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th calendar day after the Original Issuance Date (in each case other than with respect to Affiliate Notes), the Company shall pay Additional Interest on the Notes (other than the Affiliate Notes) at a rate equal to 0.50% per annum of the principal amount of Notes (other than Affiliate Notes) outstanding until the restrictive legend on the Notes (other than Affiliate Notes) has been removed in accordance with Section 2.05(c), the Notes (other than Affiliate Notes) are assigned an unrestricted CUSIP number and the Notes are Freely Tradable by Holders other than the Company’s Affiliates and Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).
(e)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(f)    In no event shall any Additional Interest with respect to the Notes payable at the Company’s election for failure to comply with its reporting obligations as set forth under Section 6.03 and any Additional Interest that may accrue under the circumstances and as described in Section 4.06(d) or Section 4.06(e)accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(g)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable, and the Trustee shall not have any duty to verify the Company’s calculation of Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 4.07    . Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08    . Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2015) an Officer’s Certificate indicating whether the signer thereof knows of any Default that occurred during the previous year and, if so, specifying each such Default, its status and what actions the Company is taking or proposing to take with respect thereto.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof.
Section 4.09    . Limitation on Incurrence of Additional Indebtedness. For so long as any Notes are outstanding (subject to Section 4.14), the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Debt; provided, however, that the Company may, and may permit any of its Subsidiaries to, incur Indebtedness if:
(a)    no Default or Event of Default shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence; and
(b)    after giving pro forma effect to such incurrence, the Consolidated Leverage Ratio would not exceed 4.00 to 1.00.
In the event that an item of Indebtedness meets the criteria of more than one of the categories of “Permitted Debt,” or is entitled to be incurred pursuant to this Section 4.09, the Company may, in its sole discretion, classify, reclassify or divide such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the clauses of the definition of Permitted Debt or this Section 4.09.
Section 4.10    . Limitation on the Transfer of Intellectual Property to Non-Subsidiary Guarantors. The Company will not and will not permit any Subsidiary Guarantor to transfer to any of the Company’s Foreign Subsidiaries ownership of, or exclusive licenses to use, any: (a) copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; (b) any patents, trademarks, service marks and applications therefor; (c) trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information; or (d) any claims for damages by way of any past, present and future infringement of any of the foregoing, other than as provided in agreements in existence as of the date hereof.
Section 4.11    . Pledge and Escrow Agreement. The Company shall maintain the Pledge and Escrow Agreement in full force and effect prior to its expiration in accordance with its terms, shall comply with the terms thereof and shall not amend the Pledge and Escrow Agreement except in accordance with Article 10 hereof. Simultaneously with the original issuance of the Notes, the Company shall deliver the Pledged Collateral to the Collateral Agent for deposit in the Escrow Account in the amount of $12,033,333.33 in immediately available funds. Simultaneously with the issuance of any additional Notes under this Indenture, the Company shall deposit in the Escrow Account immediately available funds in an amount, determined by the Company, sufficient to pay all required payments of interest through December 15, 2017.
Section 4.12    . Further Assurances.
(a)    Promptly following (and in any event, within the applicable time periods specified by any Related Security Document) the Company’s or any Subsidiary Guarantor’s acquisition of any assets or property (other than Excluded Property (as defined in the Security Agreement)) after the date hereof, which in each case constitutes Collateral (“After-Acquired Collateral”), the Company or such Subsidiary Guarantor shall execute and deliver such security instruments and financing statements as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, in each case to the extent required by and subject to the limitations under this Indenture and the Related Security Documents, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral to the same extent and with the same force and effect.
(b)    The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, execute any and all further Related Security Documents, financing statements, agreements and instruments and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request (including without limitation, the delivery of Officer’s Certificates and Opinions of Counsel), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Related Security Documents, in each case, subject to the limitations set forth in this Indenture and the Related Security Documents. The Company shall, and shall cause each Subsidiary Guarantor to, take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interests granted hereunder and/or under the Related Security Documents in the Company’s intellectual property with the United States Patent and Trademark Office, the United States Copyright Office, and file UCC-1 financing statements with the Secretary of State of the Company’s and each Subsidiary Guarantor’s jurisdiction of formation or incorporation. In addition, from time to time, the Company shall, and shall cause each Subsidiary Guarantor, to reasonably promptly secure the obligations under this Indenture, the Notes and the Related Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests in and Liens on the Collateral, in each case, to the extent required under this Indenture and/or the Related Security Documents subject to no Liens other than Permitted Liens. Such security interests and Liens will be created under the Related Security Documents and other security agreements and other instruments and documents in form reasonably satisfactory to the Trustee and the Collateral Agent.
Notwithstanding anything in this Indenture or the Related Security Documents to the contrary, none of the Company or any Subsidiary Guarantor shall be required to (i) take any actions in any non-U.S. jurisdiction to create or perfect any security interest in the Collateral (other than to use commercially reasonable efforts to perfect the pledge by the Company or any Subsidiary Guarantor of the Capital Stock of a Material Foreign Subsidiary), including the registration of intellectual property in any non-U.S. jurisdiction; (ii) enter into any security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, except to use commercially reasonable efforts to perfect the pledge by the Company or any Subsidiary Guarantor of the Capital Stock of a Material Foreign Subsidiary; (iii) take any actions to perfect a security interest in letter of credit rights other than the filing of a UCC-1 financing statement; (iv) perfect any security interest in (A) any real property (whether fee owned or leasehold); or (B) any motor vehicles, airplanes, vessels and other assets subject to certificates of title; (C) obtain any landlord waivers, bailee letters or waivers or the like; or (D) obtain control agreements with respect to any account having a balance of $100,000 or less.
Section 4.13    . Additional Subsidiary Guarantors. (a) On and after the date hereof, the Company will cause each of the Company’s Material Domestic Subsidiaries to promptly (but in any event within thirty (30) calendar days of such Subsidiary becoming a Material Domestic Subsidiary):
(i)    execute and deliver a supplemental indenture to this Indenture, pursuant to which such Subsidiary will agree to be a Subsidiary Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 18; provided that such Subsidiary Guarantor shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that: (A) such Note Guarantee has been duly executed and authorized by such Subsidiary Guarantor; and (B) such Note Guarantee and joinders to any applicable Related Security Documents pursuant to Section 4.13(b) constitute a valid, binding and enforceable obligation of such Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is sought in equity or at law) and other exceptions; and
(ii)    waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.
Notwithstanding the foregoing, at no time shall the Company permit the Domestic Subsidiaries excluded from the definition of “Material Domestic Subsidiary” (other than pursuant to clauses (i) through (iv) of the proviso thereof) that have not become Subsidiary Guarantors to have consolidated total assets of more than $5,000,000 or total revenues for the most recent 12-month period of more than $5,000,000 (it being understood that the Company shall have 30 calendar days from the date of determination to cause one or more Subsidiaries to become Subsidiary Guarantors to comply with the foregoing requirement).
(b)    In addition, the Company shall cause each Subsidiary Guarantor to become a party to the applicable Related Security Documents and take such actions required thereby to grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, a perfected security interest in any Collateral held by such Subsidiary Guarantor, subject to Permitted Liens.
Section 4.14    . Effectiveness of Covenants. Following the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than $10,000,000 aggregate principal amount of the Notes remain outstanding, the covenants set forth in Sections 4.09, 4.10, 4.12, 4.13, 11.01(c), 11.02, 17.01(c), 17.01(d), 17.03, 17.04 and 17.09, and the provisions of Section 11.01(a) that relate to the Collateral, shall cease to apply to the Company and its Subsidiaries.
ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
Section 5.01    . Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Paying Agent, semi-annually, not more than 15 calendar days after each June 1 and December 1 in each year beginning with June 1, 2015, and at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02    . Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    . Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(i)    the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 5 Business Days for any Interest Payment Date on or prior to December 15, 2017 or 30 calendar days for any Interest Payment Date occurring thereafter;
(j)    the Company defaults in the payment of principal of any Note when the same becomes due and payable on the Maturity Date, upon declaration of acceleration, upon any Redemption Date, upon any Fundamental Change Purchase Date or otherwise;
(k)    the Company fails to deliver the consideration due upon the conversion of any Notes and such failure continues for three Business Days;
(l)    the Company fails to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a potential Make-Whole Fundamental Change in accordance with Section 14.04(b) or notice of a Specified Corporate Event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), in each case, when due;
(m)    the Company or any Subsidiary Guarantor fails to comply with its obligations under Article 11;
(n)    the Company fails for 60 calendar days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of 25% or more in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;
(o)    a default by the Company or any Significant Subsidiary with respect to any mortgage, indenture, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness of the Company and/or any Significant Subsidiary for money borrowed in excess of $5,000,000 (or the foreign currency equivalent thereof) in the aggregate, whether such indebtedness now exists or shall hereafter be created, which default (i) results in such indebtedness in such amount becoming or being declared due and payable or (ii) constitutes a failure to pay the principal of any such indebtedness in such amount when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded and such indebtedness is not paid or discharged, to the extent applicable, within 30 calendar days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04;
(p)    a final judgment for the payment of $5,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(q)    the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(r)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive calendar days
(s)    the Pledge and Escrow Agreement ceases to be in full force and effect and enforceable prior to its expiration in accordance with its terms;
(t)    except to the extent the fair market value of such Collateral, either individually or in the aggregate, is less than $1,000,000, any Related Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to or as expressly permitted by the terms of this Indenture or of the Related Security Documents or the failure of the Collateral Agent to take any action within its control) cease to be a perfected and first priority security interest (subject only to Permitted Liens), and such failure shall continue for 30 calendar days;
(u)    except as permitted by this Indenture or any Related Security Document, any material provision of any Related Security Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary Guarantor or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under any Related Security Document; or
(v)    except as permitted by this Indenture, the Note Guarantee of any Subsidiary Guarantor ceases to be in full force and effect (except as contemplated under Article 18) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Note Guarantee.
Section 6.02    . Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), except for any Notes the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, in each case, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal amount of, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal amount of, and all accrued and unpaid interest on all the Notes then outstanding shall be and automatically become immediately due and payable, without any declaration or other action on the part of the Trustee or any Holder of Notes, to the full extent permitted by applicable law.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, if all amounts due to the Trustee pursuant to Section 7.06 have been paid, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that have become due solely by such declaration of acceleration have been remedied or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Purchase Price or the Redemption Price, if applicable) of, or accrued and unpaid interest on any Notes, (ii) a failure to purchase any Notes when required under this Indenture or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.
Section 6.03    . Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy of Holders for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 180 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 calendar days after the occurrence of such an Event of Default and 0.50% per annum of the principal amount of Notes outstanding from the 91st calendar day until the 180th calendar day on which such an Event of Default is continuing. If the Company makes such an election, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 181st calendar day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. Subject to the last paragraph of this Section 6.03, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). The provisions of this Section 6.03 will not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In order to elect to pay Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) described in the immediately preceding paragraph, the Company must notify the Trustee, the Paying Agent (if other than the Trustee) and all of the Holders of such election prior to the beginning of such 180-calendar day period. Upon the failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
In no event shall any Additional Interest with respect to the Notes payable at the Company’s election for failure to comply with its reporting obligations as set forth under Section 6.03 and any Additional Interest that may accrue under the circumstances and as described in Section 4.06(d) or Section 4.06(e) accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The Trustee shall not have any duty to verify the Company’s calculation of Additional Interest.
Section 6.04    . Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest, with interest on any overdue principal and interest at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee hereunder. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, it’s or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee hereunder; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee hereunder, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05    . Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee (in any capacity) hereunder;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Purchase Price, Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Purchase Price, Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Purchase Price, Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.06    . Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Purchase Price or Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding, judicial or otherwise, in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice that an Event of Default has occurred and is continuing, as herein provided;
(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holder or Holders shall have offered to the Trustee such security or indemnity, in each case, reasonably satisfactory to it against the costs, expenses and other liabilities of compliance with such request;
(d)    the Trustee for 60 calendar days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-calendar day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
Section 6.07    . Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08    . Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.09    . Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to request security or indemnity from the relevant Holders as described herein, the Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is in conflict with applicable law or this Indenture, is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on or the principal (including any Fundamental Change Purchase Price or Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (iii) a failure by the Company to repurchase any Notes when required under this Indenture or (iv) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10    . Notice of Defaults. The Trustee shall, within 90 calendar days after the occurrence and continuance of a Default of which a Responsible Officer has knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Purchase Price or Redemption Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.11    . Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Fundamental Change Purchase Price or Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.
ARTICLE 7
CONCERNING THE TRUSTEE
Section 7.01    . Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security, in each case, satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. Prior to taking any action hereunder at the Company’s instruction, the Trustee shall be entitled to indemnification by the Company satisfactory to the Trustee against any loss, liability or expense caused by taking or not taking such action.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(f)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(g)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(h)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(i)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(j)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(k)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;
(l)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(m)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent, Collateral Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent, Collateral Agent or transfer agent.
(n)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
None of the provisions contained in this Indenture, the Escrow and Pledge Agreement or any other Related Security Document shall require the Trustee or Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02    . Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c)    the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(f)    the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
(g)    the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; and
(h)    the permissive rights of the Trustee enumerated herein shall not be construed as duties.
In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.
Section 7.03    . No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Notes or of any Common Stock underlying the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Private Placement Memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes.
Section 7.04    . Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.
Section 7.05    . Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06    . Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any of its capacities under this Indenture, from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith, as determined by a final order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees, agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07    . Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, as determined by a final order of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08    . Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 7.09    . Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(c)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(d)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten calendar days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in this Section 7.09 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(e)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10    . Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice (or cause such notice to be delivered) within ten calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11    . Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12    . Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
Section 7.13    . No Obligation to Monitor. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes or for actions taken or omitted to be taken by the Depositary) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
ARTICLE 8
CONCERNING THE HOLDERS
Section 8.01    . Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.
Section 8.02    . Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03    . Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.
Section 8.04    . Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05    . Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
HOLDERS’ MEETINGS
Section 9.01    . Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(h)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(i)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(j)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(k)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02    . Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03    . Call of Meetings by Company or Holders. In case at any time the Company or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered, as the case may be, the notice of such meeting within 20 calendar days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering, as the case may be, notice thereof as provided in Section 9.02.
Section 9.04    . Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05    . Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06    . Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered, as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07    . No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
Nothing contained in this Article 9 shall be deemed or construed to limit any Holder actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.
ARTICLE 10
SUPPLEMENTAL INDENTURES
Section 10.01    . Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time amend or supplement this Indenture, the Notes, the Pledge and Escrow Agreement and any Related Security Documents for one or more of the following purposes:
(a)    to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Notes, the Pledge and Escrow Agreement, or any Related Security Documents;
(b)    to conform the terms of this Indenture, the Notes, the Pledge and Escrow Agreement, or any Related Security Documents to the “Description of Notes” section of the Private Placement Memorandum;
(c)    in connection with any Specified Corporate Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.09;
(d)    to provide for the assumption by a Successor Person of the obligations of the Company or by a Surviving Guarantor of the obligations of the applicable Subsidiary Guarantor, in each case, under this Indenture and the Notes pursuant to Article 11;
(e)    to add a Subsidiary Guarantor or release a Subsidiary Guarantor in accordance with this Indenture, the Notes and the Related Security Documents;
(f)    to add additional assets as Collateral to secure the Notes or any Note Guarantee;
(g)    to increase the Conversion Rate as provided in Article 14;
(h)    to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee; or
(i)    to add to the covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture;
(j)    to release Collateral in accordance with the terms of this Indenture, the Pledge and Escrow agreement and the Related Security Documents;
(k)    make, complete or confirm any grant of Collateral permitted or required under this Indenture, the Notes, the Pledge and Escrow Agreement or any of the Related Security Documents or enter into additional or supplemental Related Security Documents in accordance with this Indenture and the Related Security Documents; or
(l)    to make any change that does not adversely affect the rights of any Holder.
Upon the written request of the Company, each of the Trustee and, as applicable, the Collateral Agent and the Escrow Agent, is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture or amendment, to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee, the Collateral Agent nor the Escrow Agent shall be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s, the Collateral Agent’s or the Escrow Agent’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture (or amendment to the Pledge and Escrow Agreement or any of the Related Security Documents) authorized by the provisions of this Section 10.01 may be executed by the Company, the Trustee and, as applicable, the Collateral Agent and the Escrow Agent, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02    . Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, or enter into any amendment to the Pledge and Escrow Agreement or any Related Security Document, for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of this Indenture, the Notes, the Pledge and Escrow Agreement, any Related Security Documents or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment shall:
(f)    reduce the rate of or extend the stated time for payment of interest on any Note;
(g)    reduce the principal amount or change the Maturity Date of any Note;
(h)    except as required by this Indenture, make any change that impairs or adversely affects the conversion rights of any Notes;
(i)    reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(j)    reduce the Redemption Price or amend or modify in any manner adverse to the Holders the provisions of Article 16
(k)    make any Note payable in a currency other than that stated in the Note and in this Indenture;
(l)    change the ranking of the Notes;
(m)    impair the right of any Holder to receive payment of principal of, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment, including conversion consideration on or with respect to such Holder’s Notes;
(n)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09;
(o)    reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Indenture;
(p)    modify the Pledge and Escrow Agreement or the Related Security Documents in any manner materially adverse to the Holders; or
(q)    release any Subsidiary Guarantor from its obligations under the Note Guarantee or this Indenture (except as contemplated under Article 18).
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and, if applicable, the Collateral Agent and the Escrow Agent, shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s, the Collateral Agent’s or the Escrow Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee, the Collateral Agent or the Escrow Agent may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
The consent of Holders is not necessary under this Section 10.02 to approve the particular form of any proposed supplemental indenture or amendment to the Pledge and Escrow Agreement or any Related Security Document. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.
Section 10.03    . Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04    . Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05    . Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 19.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment to the Pledge and Escrow Agreement or any Related Security Document executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.
ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01    . Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company, in one transaction or any series of related transactions, to another Person, unless:
(r)    either (i) the Company is the Person formed by or surviving such merger or consolidation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Company’s properties and assets (the “Successor Person”) shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Person expressly assumes, by a supplemental indenture and any other joinders, supplements or other agreements to the Pledge and Escrow Agreement and Related Security Documents in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the Collateral Agent and the Escrow Agent, all of the Company’s obligations under the Notes, this Indenture, the Pledge and Escrow Agreement and the Related Security Documents and causes such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Security Documents) to preserve and protect the lien on the collateral owned by or transferred to the surviving person, together with such financing statements or comparable documents as may be required to perfect any security interests in such collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(s)    immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing;
(t)    to the extent the Company is not the Successor Person, each Subsidiary Guarantor (unless it is a party to the transactions in this Section 11.01, in which case Section 11.02 shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Person’s obligations in respect of this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Related Security Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Security Documents) to preserve and protect the Liens on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant statutes or jurisdictions; and
(u)    in such transaction in which there is a Successor Person, the Company and the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that each of the consolidation, merger (or similar transaction), sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture and any other joinders, supplements or other agreements to the Pledge and Escrow Agreement and Related Security Documents comply with the provision described in this Article 11, that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and that the supplemental indenture and any other joinders, supplements or other agreements to the Pledge and Escrow Agreement and Related Security Documents are the valid, binding obligations of the Successor Person, enforceable against such Successor Person in accordance with its terms.
Section 11.02    . Subsidiary Guarantors. May Consolidate, Etc. on Certain Terms. The Company shall not permit any Subsidiary Guarantor to, and no Subsidiary Guarantor shall, consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one transaction or any series of related transactions, to another Person, unless:
(c)    except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through consolidation, merger, sale, assignment, transfer or other disposition, either: (i) such Subsidiary Guarantor is the Person formed by or surviving such merger or consolidation or (ii) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Subsidiary Guarantor (such Person, the “Surviving Guarantor”), shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Surviving Guarantor expressly assumes, by a supplemental indenture and any other joinders, supplements or other agreements to the Related Security Documents in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, and the Collateral Agent (if applicable), all of such Subsidiary Guarantor’s obligations under the Notes, this Indenture and the Related Security Documents and causes such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law (subject to the limitations set forth in this Indenture and the Related Security Documents) to preserve and protect the Liens on the Collateral owned by or transferred to the Surviving Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(d)    immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and
(e)    in such transaction in which there is a Surviving Guarantor, the Company and the Surviving Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that each of the consolidation, merger (or similar transaction), sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture and any other joinders, supplements or other agreements to the Related Security Documents comply with the provision described in this Article 11, that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and that the supplemental indenture and any other joinders, supplements or other agreements to the Related Security Documents are the valid, binding obligations of the Surviving Guarantor, enforceable against such Surviving Guarantor in accordance with its terms.
Section 11.03    . Successor Corporation to Be Substituted. Upon any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition in which there is a Successor Person or Surviving Guarantor and upon the assumption by the Successor Person or Surviving Guarantor, as applicable, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company or Surviving Guarantor, as applicable, such Successor Person (if not the Company) or Surviving Guarantor, as applicable, shall succeed to and, except in the case of a lease of all or substantially all of the properties or assets of the Company or the applicable Subsidiary Guarantor shall be substituted for the Company or the applicable Subsidiary Guarantor, with the same effect as if it had been named herein as the party of the first part.
Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, assignment, transfer or other disposition (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
Section 12.01    . Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
COVENANT DEFEASANCE
Section 13.01    . Option to Effect Covenant Defeasance. The Company may, at its option and at any time, elect to have Section 13.02 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 13. The Notes will not be subject to legal defeasance.
Section 13.02    . Covenant Defeasance. Upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 13.03, be released from their obligations under the covenants contained in Sections 4.09, 4.10, 4.12, 4.13, 11.01(c), 11.02, 17.01(c), 17.01(d), 17.03, 17.04 and 17.09, and the provisions of 11.01(a) that relate to the Collateral, with respect to the outstanding Notes, on and after the date the conditions set forth in Section 13.03 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.02, subject to the satisfaction of the conditions set forth in Section 13.03, the operation of Section 6.01(f) (only with respect to covenants and provisions in the Indenture that are released as a result of such Covenant Defeasance), Section 6.01(l), Section 6.01(m) and Section 6.01(n), in each case shall not constitute Events of Default.
Section 13.03    . Conditions to Covenant Defeasance. (a) The following shall be the conditions to the exercise of the Covenant Defeasance option under Section 13.02 with respect to the Notes:
(i)    the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders: (A) money in an amount, or (B) Government Securities, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (iii) a combination thereof, in each case sufficient without reinvestment (but including any funds in the Escrow Account), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Maturity Date in accordance with the terms of this Indenture and the Notes;
(ii)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;
(iii)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;
(iv)    such Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of the Trust Indenture Act);
(v)    such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and
(vi)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Covenant Defeasance have been complied with.
(f)    Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to Covenant Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable.
Section 13.04    . Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 4.04(d), all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.03 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal of, and accrued and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.
(c)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 13.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
(d)    Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 13.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.03(a)(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Covenant Defeasance.
Section 13.05    . Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 13.02, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02, as the case may be; provided that, if the Company or any Subsidiary Guarantor makes any payment of principal of, and accrued and unpaid interest on, any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 14
CONVERSION OF NOTES
Section 14.01    . Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding June 15, 2019 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after June 15, 2019 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 403.3998 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
(a)
(i)    On and after January 15, 2016 until prior to the close of business on the Business Day immediately preceding June 15, 2019, a Holder may surrender all or any portion of its Notes for conversion at any time during the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each applicable Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. At such time as the Company directs the Bid Solicitation Agent (if other than the Company) in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, and the Company will direct those security dealers to provide bids to the Bid Solicitation Agent. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder of at least $2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent in writing (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met on any Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on such Trading Day. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day, the Company shall promptly so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing that the Trading Price condition set forth above is no longer met and thereafter neither the Company nor the Bid Solicitation Agent, as applicable, shall be required to measure the Trading Price again until a new request is made as provided in this subsection (b)(i). None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or to verify the Company’s determination of whether the Trading Price condition set forth above has been met.
(ii)    If, prior to the close of business on the Business Day immediately preceding June 15, 2019, the Company elects to:
(A)    issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
(B)    distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or to verify the Company’s determination of whether an issuance or distribution in this clause (ii) has occurred.
(iii)    If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 15, 2019, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Section 15.02, if the Company is a party to a Specified Corporate Event that occurs prior to the close of business on the Business Day immediately preceding June 15, 2019, or if the Company publicly announces a transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or a Specified Corporate Event, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is 25 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company has not publicly announced such transaction at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date the Company publicly announces such transaction, but in no event later than the actual effective date of such transaction. If any transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or a Specified Corporate Event, is subsequently terminated or cancelled, the Company shall give notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such termination or cancellation and the Notes will not be convertible pursuant to this Section 14.01(b)(iii) as of the date the Company provides such notice. None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or to verify the Company’s determination of whether a Fundamental Change or a Make-Whole Fundamental Change has occurred.
(iv)    On and after January 15, 2016 until prior to the close of business on the Business Day immediately preceding June 15, 2019, a Holder may surrender all or any portion of its Notes for conversion if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending within five Trading Days prior to a Conversion Date, the Last Reported Sale Price of the Common Stock exceeds the applicable Conversion Price on each such Trading Day. The Company, shall determine whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Conversion Agent (if other than the Trustee) and the Trustee if the Notes become convertible in accordance with this clause (iv). None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or to verify the Company’s determination of whether the condition set forth in this clause (iv) has been met.
(v)    If the Company has provided a Notice of Redemption, Holders may convert their Notes at any time on or after the date the Company delivers the Notice of Redemption to Holders and prior to the close of business on the Business Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the Holders’ right to convert on account of the Company’s delivery of the Notice of Redemption will expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder may convert its Notes until the Redemption Price has been paid or duly provided for.
Section 14.02    . Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 14.02, Section 14.04(b) and Section 14.09(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
(i)    All conversions for which the relevant Conversion Date occurs (x) during the period from, and including, June 15, 2019 to, and including, the close of business on the Business Day immediately preceding the Maturity Date, or (y) after the Company’s issuance of a Notice of Redemption and prior to the close of business on the Business Day immediately preceding the Redemption Date, in each case, shall be settled using the same Settlement Method.
(ii)    Except for any conversions described in Section 14.02(a)(i), the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but (unless (x) the Company has not received the Conversion Approval, in which case, the Company shall be required to settle the relevant conversion by Combination Settlement with a Specified Dollar Amount of at least $1,000 or (y) the Company has not received the Affiliate Investment Approval, in which case, the Company shall be required to settle the relevant conversion by Cash Settlement for all Affiliated Notes submitted for conversion, as well as any other Notes submitted for conversion with the same Conversion Date as an Affiliated Note), the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)    Subject to this Section 14.02(a), if, in respect of any Conversion Date, the Company elects a Settlement Method, the Company, shall deliver a settlement notice (the “Settlement Notice”) to converting Holders no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring (x) during the period from, and including, June 15, 2019 to the close of business on the Business Day immediately preceding the Maturity Date, no later than the close of business on June 15, 2019, or (y) after the date of the issuance of a Notice of Redemption and prior to the close of business on the Business Day immediately preceding the Redemption Date, in such Notice of Redemption). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company elects (or is deemed to have elected) Combination Settlement, but the Company does not specify the Specified Dollar Amount, the Specified Dollar Amount will be deemed to be $1,000.
(iv)    Notwithstanding anything in this Indenture to the contrary, (A) unless and until the Company obtains the Conversion Approval, (x) the number of shares of Common Stock deliverable upon conversion will be subject to the Conversion Share Cap and (y) the Company will be required to elect Combination Settlement with a Specified Dollar Amount of at least $1,000 for all Notes submitted for conversion (which means the Company will be obligated to settle its Conversion Obligation by paying up to at least the principal amount of such Notes in cash and delivering shares of Common Stock for the remaining Settlement Amount, if any, in excess of the Specified Dollar Amount) and, if the number of shares of Common Stock deliverable for the Settlement Amount in excess of the Specified Dollar Amount would result in the issuance of shares of Common Stock in excess of the Conversion Share Cap, then the Company shall pay cash in lieu of the shares of Common Stock that would otherwise be deliverable in respect any Trading Day during the relevant Observation Period based on the Daily VWAP for such Trading Day; and (B) unless and until the Company obtains the Affiliate Investment Approval, the Company will be required to elect Cash Settlement for all Affiliated Notes submitted for conversion, as well as any other Notes submitted for conversion with the same Conversion Date as an Affiliated Note. If the Company receives Conversion Approval and/or Affiliate Investment Approval on any day, it shall so notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing within one Business Day.
(v)    Subject to this Section 14.02(a) (including for the avoidance of doubt, the provisions of Section 14.02(a)(iv)), prior to the close of business on the Business Day immediately preceding June 15, 2019, the Company may irrevocably elect, in the Company’s sole discretion without the consent of the Holders, to settle all conversions through Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes equal to $1,000, and cash, shares of Common Stock or a combination thereof in respect of the remainder, if any, of the Company’s Conversion Obligation (“Net Share Settlement Election”); provided that any election to settle the remainder shall be made by specifying a Specified Dollar Amount per $1,000 in accordance with the procedures of this Section 14.02(a)(v). Upon making the Net Share Settlement Election, the Company shall promptly (x) use its reasonable efforts to post such information on its website or otherwise publicly disclose this information and (y) provide written notice to the Holders thereof.
(vi)    With respect to any conversion and subject to this Section 14.02(a), the cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date and the Interest Make-Whole Payment, if applicable;
(B)    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive Trading Days during the related Observation Period and the Interest Make-Whole Payment, if applicable; and
(C)    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive Trading Days during the relevant Observation Period and the Interest Make-Whole Payment, if applicable.
(vii)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(g)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall provide an irrevocable notice (a “Notice of Conversion”) by (i) (A) in the case of a Global Note, complying with the procedures of the Depositary in effect at that time and, if required, (1) paying funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (2) paying all transfer and similar taxes as set forth in Section 14.02(d) and Section 14.02(e) and (ii) in the case of a Physical Note (A) completing, manually signing and delivering the irrevocable written notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) at the office of the Conversion Agent and stating in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrendering such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnishing appropriate endorsements and transfer documents, (D) if required, paying all transfer and similar taxes as set forth in Section 14.02(d) and Section 14.02(e) and (E) if required, paying funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 15.03.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(h)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above. Except as set forth in Section 14.04(b) and Section 14.09(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation, including the Interest Make-Whole Payment, if applicable, on the third Business Day immediately following the relevant Conversion Date, if the Company elects to satisfy its Conversion Obligation by Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(i)    In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(j)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than such Holder’s name, in which case such Holder must pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(k)    Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.
(l)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(m)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, except as set forth below and Section 14.03. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest that is deemed to be paid will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period beginning after the close of business on any Regular Record Date and ending at the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for Notes in respect of which an Interest Make-Whole Payment is payable upon conversion; (2) for Notes surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (4) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (5) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Interest Make-Whole Payment payable upon conversion described in clause (1) of the immediately preceding sentence, any Redemption Date described in clause (3) of the immediately preceding sentence and any Fundamental Change Purchase Date described in clause (4) of the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted, redeemed or purchased, as applicable, following such Regular Record Date.
(n)    The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company satisfies the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(o)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead (i) pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement) and (ii) with respect to an Interest Make-Whole Payment satisfied with shares of Common Stock, based on the simple average of the Daily VWAP for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date. For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
Section 14.03    . Interest Make-Whole Payment. (a) On or after January 15, 2016, if for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending within five Trading Days prior to a Conversion Date the Last Reported Sale Price of the Common Stock exceeds the applicable Conversion Price on each such Trading Day, the Company shall in addition to the other consideration payable or deliverable in connection with such conversion make a payment (the “Interest Make-Whole Payment”) to converting Holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding until December 15, 2017, computed using a discount rate equal to 2%.
(e)    If a Conversion Date occurs after the close of business on a Regular Record Date for the payment of interest but prior to the open of business on the Interest Payment Date corresponding to such Regular Record Date, the Company shall not pay accrued interest to any converting Holder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date. In such case, the Interest Make-Whole Payment to such converting Holders will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for until December 15, 2017, computed using a discount rate equal to 2%. The present value shall be computed by nationally recognized independent investment banking firms, which may be the Placement Agent, selected by the Company for this purpose.
(f)    Notwithstanding this Section 14.03, if in connection with any conversion the Conversion Rate is adjusted pursuant to Section 14.04, then such Holder will not receive the Interest Make-Whole Payment with respect to such Note.
(g)    Prior to receipt of the Requisite Stockholder Approvals, the Company will be required to pay any Interest Make-Whole Payment in cash. From and after the receipt of the Requisite Stockholder Approvals, the Company may pay any Interest Make-Whole Payment either in cash or in shares of Common Stock, at the Company’s election. If the Company elects to pay an Interest Make-Whole Payment in shares of Common Stock, then the shares of Common Stock will be valued at 95% of the simple average of the Daily VWAP for the 10 Trading Days ending on and including the Trading Day immediately preceding the Conversion Date.
(h)    The Company shall notify each converting Holder, the Trustee and the Conversion Agent (if other than the Trustee) of such Interest Make-Whole Payment and will specify in such notice whether the Company will satisfy the Interest Make-Whole Payment in cash or shares of Common Stock no later than one Business Day after the related Conversion Date.
Section 14.04    . Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption. (a) If, (i) prior to the Maturity Date, a Make-Whole Fundamental Change Effective Date occurs or (ii) the Company calls the Notes for redemption pursuant to Article 16 and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or redemption, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion for such Notes is received by the Conversion Agent from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Make-Whole Fundamental Change Effective Date) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a redemption if the Notice of Conversion for such Notes is received by the Conversion Agent from, and including, the Redemption Notice Date up to, and including, the close of business on the Business Day prior to the Redemption Date (such period, the “Redemption Period”).
(a)    Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii) or during a Redemption Period pursuant to Section 14.01(b)(v), the Company shall, at its option, satisfy the related Conversion Obligation in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Make-Whole Fundamental Change Effective Date, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify in writing the Holders of Notes and the Trustee of any Make-Whole Fundamental Change Effective Date and issue a press release announcing such Make-Whole Fundamental Change Effective Date or publish the information on the Company’s website or through such other public medium as the Company may use at that time no later than the Business Day after such Make-Whole Fundamental Change Effective Date.
(b)    The number of Additional Shares, if any, by which the Company will increase the Conversion Rate shall be determined by reference to the table below, based on the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or on the Redemption Notice Date. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date. In the event that a conversion during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted shall be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Make-Whole Fundamental Change Effective Date and the Redemption Notice Date, and the later event will be deemed not to have occurred for purposes of this Section 14.04. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period.
(c)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted at the same time and in the same manner as the Conversion Rate as set forth in Section 14.05.
The following table sets forth the Stock Prices, Make-Whole Fundamental Change Effective Dates, Redemption Notice Dates and the number of Additional Shares, if any, by which the Conversion Rate shall be increased for a Holder that converts a Note in connection with a Make-Whole Fundamental Change or during a Redemption Period having such Stock Price and Make-Whole Fundamental Change Effective Date or Redemption Notice Date, as applicable:

	Stock Price
Effective Date	$2.07	$2.25	$2.44	$2.75	$3.18	$4.00	$6.00	$10.00	$20.00	$30.00
December 12, 2014	73.6919	73.6919	73.6919	73.6919	73.6919	73.6919	50.4747	29.1621	14.3949	0.0000
December 15, 2015	73.6919	73.6919	73.6919	73.6919	73.6919	70.2277	43.0167	24.7185	12.2180	0.0000
December 15, 2016	73.6919	73.6919	73.6919	73.6919	73.6919	57.4292	34.2805	19.6442	9.7419	0.0000
December 15, 2017	73.6919	73.6919	73.6919	73.6919	61.0326	41.5222	24.0150	13.8488	6.9026	0.0000
December 15, 2018	73.6919	73.6919	71.2313	51.2024	35.1310	21.5695	12.3799	7.3277	3.6631	0.0000
December 15, 2019	73.6919	35.0446	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d)        The exact Stock Prices, Make-Whole Fundamental Change Effective Dates and Redemption Notice Dates may not be set forth in the table above, in which case:
(viii)    if the Stock Price is between two Stock Prices listed in the table above or the Make-Whole Fundamental Change Effective Date or Redemption Notice Date is between two Make-Whole Fundamental Change Effective Dates or Redemption Notice Dates, as applicable, listed in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates or Redemption Notice Dates, as applicable, based on a 365-calendar day year, as applicable;
(ix)    if the Stock Price is greater than $30.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(x)    if the Stock Price is less than $2.07 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the number of Additional Shares per $1,000 principal amount of Notes exceed 73.6919 shares of Common Stock, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 14.05.
(e)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.05 in respect of a Make-Whole Fundamental Change.
Section 14.05    . Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as the holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes, as if they held, for each $1,000 principal amount of Notes held, a number of shares of Common Stock equal to the applicable Conversion Rate.
(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0
=    the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination;

CR'	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS'	= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect had such dividend or distribution had not been declared.
(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling the holders of such rights, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such issuance;

OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased, as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, as of the scheduled issuance date, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.05(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.05(a) or Section 14.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.05(d), (iii) conversion of the Common Stock into, or exchange of the Common Stock for, in each case, Reference Property pursuant to a transaction described in Section 14.09 and (iv) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	= the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV
=    the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights or warrants are not exercised before their expiration date, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had such distribution had not been declared or to the extent such rights, options or warrants are not exercised before they expire.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR'	= the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0
=    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	= the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but shall be given effect at the open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.
For purposes of this Section 14.05(c) (and subject in all respect to Section 14.13), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Conversion Rate was made in connection with such issuance).
For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.05(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.05(b).
(d)    If any cash dividend or distribution by the Company to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR'	= the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	= the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	= the amount in cash per share that the Company pays or distributes to holders of the Common Stock.
Any increase pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR'	= the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

AC	= the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0
=    the number of shares of Common Stock outstanding immediately prior to the time such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS'
=    the number of shares of Common Stock outstanding immediately after the time such tender offer or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP'
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase to the Conversion Rate under this Section 14.05(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, but shall be given effect at the open of business on the Trading Day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.05(e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the expiration date for such tender or exchange offer is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of any conversion of Notes, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date for such tender or exchange offer to, and including, the last Trading Day of such Observation Period. For the avoidance of doubt, no adjustment pursuant to this Section 14.05(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.
If the Company is obligated to purchase shares of the Common Stock pursuant to any such tender or exchange offer described in this Section 14.05(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.
(f)    Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if any adjustment to the Conversion Rate described in clauses (a) through (e) of this Section 14.05 becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate; and for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    If the application of the formulas described in clauses (a) through (e) of this Section 14.05 or under Section 14.06 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in the Indenture).
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent allowed by applicable law and any applicable stock exchange on which any of the Company’s securities are then listed, (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i)    Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(ii)    except as set forth in Sections 14.05(b), 14.05(c) or 14.06, upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (i) of this subsection;
(iii)    upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e);
(iv)    solely for a change in the par value (or lack of par value) of the Common Stock; or
(v)    for accrued and unpaid interest, if any.
(j)    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655). The Company shall not adjust the Conversion Rate pursuant to clauses (a) through (e) of this Section 14.05 or Section 14.06 unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) upon any conversion of Notes and (ii) annually, on the anniversary of the original issue date of the Notes, the Company shall give effect to all adjustments that the Company has otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l)    For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(m)    If, in the case of any conversion of a Note to which Cash Settlement or Combination Settlement applies, on any Trading Day during the Observation Period for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such Trading Day, and
(i)    the Effective Date for any Qualifying Dilutive Issuance, Ex-Dividend Date for any issuance, dividend or distribution, the Effective Date for any share split or combination or the expiration date for any tender offer or exchange offer that, in each case, would require an adjustment to the Conversion Rate under clauses (a) through (e) of this Section 14.05 or under Section 14.06 occurs prior to the Company’s delivery of such shares of Common Stock and/or cash to the converting Holder;
(ii)    the applicable Conversion Rate for such Trading Day will not reflect such adjustment; and
(iii)    the shares of Common Stock and/or cash that the Company will deliver to the converting Holder with respect to such Trading Day are not entitled to participate in the relevant event (because the converting Holder is not treated as the holder of such shares of Common Stock on the related Ex-Dividend Date, Effective Date, expiration date or otherwise), then the Company shall adjust the number of shares and/or cash that the Company delivers to such Holder as part of the Daily Settlement Amount for such Trading Day in a manner that the Board of Directors determines appropriately reflects the relevant issuance, dividend, distribution, transaction or event.
Section 14.06    . Conversion Rate Adjustments upon Certain Issuances of Common Stock. (a) If the Company issues, or has been deemed by the express provisions of this Section 14.06 to have issued, Additional Shares of Common Stock, for an Effective Price less than the Applicable Closing Price (a “Qualifying Dilutive Issuance”), then and in each such case, the Conversion Rate will be increased based on the following:
where,

CR0	= the Conversion Rate in effect immediately prior to the open of business on the Effective Date for such issuance;

CR'	= the Conversion Rate in effect immediately after the open of business on such Effective Date for such issuance;

OS0	= the number of shares of Common Stock outstanding immediately prior to the open of business on such Effective Date;

X	= the total number of Additional Shares of Common Stock so issued;

CP0	= the Applicable Closing Price in effect immediately prior to the open of business on the Effective Date for such issuance; and

Y	= the Aggregate Consideration.
Any adjustment made under this Section 14.06(a) shall become effective immediately after the open of business on the Effective Date for such issuance or deemed issuance of Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of Additional Shares of Common Stock or the Effective Price, as applicable, ascertainable. For the avoidance of doubt, to the extent a Conversion Rate adjustment is made under Section 14.05 with respect to any issuance or deemed issuance of Additional Shares of Common Stock, no adjustment will be made pursuant to this Section 14.06.
(a)    For the purpose of the adjustment required under Section 14.06(a), if the Company (i) issues (x) preferred stock or other stock, options, warrants, purchase rights or other securities exercisable for, exchangeable for or convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and (ii) if the effective price of such Additional Shares of Common Stock is less than the Applicable Closing Price, in each case, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus: (A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and (B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.
(b)    If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to us upon the exercise or conversion of such rights, options or Convertible Securities.
(c)    No further adjustment of the Conversion Rate or the Applicable Closing Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Rate and the Applicable Closing Price, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Rate or the Applicable Closing Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by us upon such exercise, plus the consideration, if any, actually received by us for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such convertible securities, provided that such readjustment shall not apply to prior conversions of the Notes.
(d)    In the event that the Company issues, or are deemed to have issued, Additional Shares of Common Stock in a qualifying dilutive issuance (the “First Dilutive Issuance”), then in the event that the Company issues, or are deemed to have issued, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Conversion Rate shall be increased to the Conversion Rate and the Applicable Closing Price shall be decreased to the Applicable Closing Price, in each case, that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the Effective Date of the First Dilutive Issuance.
Section 14.07    . Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or redemption), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event that would require an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
Section 14.08    . Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).
Section 14.09    . Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and the Company’s existing and future Subsidiaries, or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event”), then the Company or the successor or acquiring corporation, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(b) providing that, at and after the effective time of such Specified Corporate Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon the occurrence of such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event, (A) the Company or the successor or acquiring corporation, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02, and in respect of the Interest Make-Whole Payment, if applicable, in accordance with Section 14.01(b) and (B) (x) any amount payable in cash upon conversion of the Notes in accordance with Section 14.01 and Section 14.02 shall continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.01 and Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Specified Corporate Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.04), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.
Such supplemental indenture described in the second immediately preceding paragraph shall provide for (x) anti-dilution adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 14.09, with respect to any Reference Property consisting of shares of Common Equity, and (y) with respect to any other Reference Property, such adjustments (if any) that the Board of Directors determines in good faith are appropriate. If, in the case of any Specified Corporate Event, the Reference Property includes shares of Common Equity or other securities issued by a company that is party to such transaction but is not the Company, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such provisions and modifications as the Board of Directors reasonably considers necessary or appropriate to protect the interests of the Holders, including the right of Holders to require the Company to purchase their notes upon a Fundamental Change by reason of the foregoing. If the Notes become convertible into Reference Property, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) and publish the information on the Company’s website or through such other public medium as the Company may use at that time.
(b)    When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.09, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.09. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock or, following receipt of Stockholder Approval, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, all as set forth in Section 14.01 and Section 14.02, prior to the effective date of such Specified Corporate Event.
(d)    The above provisions of this Section shall similarly apply to successive Specified Corporate Events.
Section 14.10    . Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(a)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration (other than pursuant to the Securities Act) with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(b)    The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 14.11    . Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
Section 14.12    . Notice to Holders Prior to Certain Actions. In case of any: (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.05 or Section 14.13;
(a)    Specified Corporate Event; or
(b)    voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.
Section 14.13    . Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect at the time any Holder converts its Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all or substantially all of the holders of the Common Stock Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01    . Intentionally Omitted.
Section 15.02    . Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days nor more than 35 calendar days after the date on which the Company delivers the Fundamental Change Company Notice at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date occurs after a Regular Record Date but on or prior to the corresponding Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest on the Notes to Holders of record of such Notes on the Regular Record Date, and the Fundamental Change Purchase Price shall instead be equal to 100% of the principal amount of such Notes to be purchased pursuant to this Article 15.
(i)    Purchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:
(i)    if the Notes to be delivered are Physical Notes, the certificate numbers of the Notes to be delivered for purchase;
(ii)    the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering to the Paying Agent a written notice of withdrawal in accordance with Section 15.03.
The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
(j)    On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change, describing the Fundamental Change and the purchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the effective date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)    the Fundamental Change Purchase Price;
(v)    the Fundamental Change Purchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    the Conversion Rate in effect on the date the Company delivers the Fundamental Change Company Notice and, if applicable, any adjustment that the Company will make for a Holder that converts its Notes in connection with the Fundamental Change;
(viii)    that a Holder may convert Notes for which it has tendered a Fundamental Change Purchase Notice only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that a Holder must follow to require the Company to purchase its Notes and the procedures that a Holder must follow to convert its Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 15.02.
At the Company’s request given at least five (5) Business Days prior to the date such notice is required to be sent to Holders (or such shorter time as agreed by the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(k)    Notwithstanding the foregoing, no Notes may be purchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company of the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 15.03    . Withdrawal of Fundamental Change Purchase Notice. (a) A Holder may withdraw any Fundamental Change Purchase Notice (in whole or in part) by delivering to the Corporate Trust Office of the Paying Agent a written notice of withdrawal in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(ii)    if the Notes to be withdrawn are Physical Notes, the certificate number of the Notes to be withdrawn, and
(iii)    the principal amount, if any, which must be $1,000 or an integral multiple of thereof, which remains subject to the original Fundamental Change Purchase Notice,;
provided, however, that if the Notes to be withdrawn are Global Notes, the notice must comply with appropriate procedures of the Depositary.
Section 15.04    . Deposit of Fundamental Change Purchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money sufficient to purchase all of the Notes to be purchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes that have been validly surrendered for purchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.
(n)    If by 11:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, sets aside, segregates and holds in trust as provided in Section 4.04) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Purchase Date, then, with respect to the Notes that have been properly tendered for purchase and not validly withdrawn in accordance with Section 15.03, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).
(o)    Upon surrender of a Note that is to be purchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered.
Section 15.05    . Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any purchase offer pursuant to a Fundamental Change Purchase Notice, the Company will, if required:
(e)    comply with the tender offer rules under the Exchange Act that may then be applicable;
(f)    file a Schedule TO or any other required schedule under the Exchange Act; and
(g)    otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
REDEMPTION
Section 16.01    . Optional Redemption. (a) Prior to December 20, 2017, the Notes shall not be redeemable. On or after December 20, 2017, the Company may redeem all, but not less than all, of the Notes, at the Company’s option, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending within three Trading Days prior to the date the Company delivers the Notice of Redemption is greater than or equal to 140% of the Conversion Price on each applicable Trading Day. The redemption price (the “Redemption Price”) will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date occurs after a Regular Record Date but on or prior to the Business Day immediately following the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest due on such Interest Payment Date to the Holder of record as of the close of business on the Regular Record Date corresponding to such Interest Payment Date, and the Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of the Notes to be redeemed). The Redemption Date must be a Business Day.
(l)    In the case of any optional redemption, the Company shall provide not less than 75 nor more than 90 calendar days’ written notice (the “Notice of Redemption”) before the Redemption Date by mail or electronic delivery to the Trustee, the Paying Agent (if other than the trustee) and each Holder. The Notice of Redemption shall specify:
(i)    the Redemption Date;
(ii)    the Redemption Price;
(iii)    the Conversion Rate in effect on the Redemption Notice Date and, if applicable, any adjustment that the Company will make for a Holder that converts its Notes in connection with the redemption;
(iv)    the applicable Conversion Price;
(v)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vi)    that the Notes to be redeemed may be converted at any time before the close of business on the Business Day prior to the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Redemption Price has been paid or duly provided for;
(vii)    the procedures that a Holder must follow for the Company to redeem its Notes and the procedures that a Holder must follow to convert its Notes;
(viii)    that Notes to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
(ix)    that, unless the Issuer defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;
(x)    the CUSIP number of the Notes; and
(xi)    if Holders would be entitled to Additional Shares upon exchange in connection with such redemption, that Holders would be so entitled and a description of the method for determining the amount by which the Conversion Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase).
Simultaneously with providing such Notice of Redemption, the Company shall publish a notice containing this information on the Company’s website or through such other public medium as the Company may use at that time. At the Company’s written request delivered at least three Business Days prior to the Redemption Notice Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give such Notice of Redemption, as prepared by the Company, to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.
(m)    No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).
Section 16.02    . Effect of Notice of Redemption. Once a Notice of Redemption is given, the Notes to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption, except for Notes which are converted pursuant to Article 14. Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice Redemption. Failure to give the Notice of Redemption or any defect in the Notice of Redemption to any Holder shall not affect the validity of the Notice of Redemption to any other Holder.
Section 16.03    . Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) money sufficient to pay the Redemption Price of all Notes to be redeemed other than Notes or portions of Notes to be redeemed which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 14. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes or which a Notice Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note. Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.
ARTICLE 17
COLLATERAL AND SECURITY
Section 17.01    . Security Interest; Collateral Agent. (a) The due and punctual payment of the principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, and Conversion Obligation with respect to, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal (including the Fundamental Change Purchase Price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes and performance of all other obligations of the Company to the Holders, the Trustee, the Escrow Agent and the Collateral Agent under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Related Security Documents.
(f)    Each Holder of Notes, by its acceptance thereof, and the Trustee hereby appoints U.S. Bank National Association as Collateral Agent, and consents and agrees to the terms of the Pledge and Escrow Agreement and the Related Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into the Pledge and Escrow Agreement and any Related Security Document on its behalf) as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and the Indenture and authorizes and appoints U.S. Bank National Association as the Collateral Agent, and authorizes and directs the Collateral Agent to enter into the Pledge and Escrow Agreement and the Related Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture, including but not limited to the right to be compensated, reimbursed and indemnified under Section 7.06, in the acceptance, execution, delivery and performance of the Pledge and Escrow Agreement and the Related Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Pledge and Escrow Agreement and the Related Security Documents, the Collateral Agent shall not have any duties or responsibilities hereunder nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Related Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(g)    The Company consents and agrees to be bound, and, subject to Section 17.06, to cause the Subsidiary Guarantors to consent and agree to be bound by the terms of the Related Security Documents, as the same may be in effect from time to time, and agrees to perform its, and to cause the Subsidiary Guarantors to perform their, obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Related Security Documents, and the Company will, and, subject to Section 17.06, the Company will cause each Subsidiary Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Related Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens as contemplated by the Related Security Documents or any part thereof, as from time to time constituted.
(h)    Neither the Trustee nor the Collateral Agent shall (i) be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or bad faith as determined by a final order of a court of competent jurisdiction) or under or in connection with any Related Security Document or the transactions contemplated thereby (except for its own gross negligence, willful misconduct or bad faith as determined by a final order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture, the Pledge and Escrow Agreement, any Related Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or the Related Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Pledge and Escrow Agreement, or the Related Security Documents, or for any failure of any other party to this Indenture, the Pledge and Escrow Agreement, or the Related Security Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Pledge and Escrow Agreement, or the Related Security Documents or to inspect the properties, books, or records of the Company or any of its Affiliates.
(i)    No provision of this Indenture, the Pledge and Escrow Agreement, or any Related Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture, the Pledge and Escrow Agreement, or the Related Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(j)    Subject to Section 17.06 hereof, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Pledge and Escrow Agreement or any Related Security Document, the Collateral Agent may seek direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes. Neither the Trustee nor the Collateral Agent shall be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Trustee or the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Trustee and the Collateral Agent shall be entitled to refrain from such Action unless and until the Trustee or Collateral Agent, as applicable, shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and neither the Trustee nor the Collateral Agent shall incur liability to any Person by reason of so refraining.
(k)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes subject to this Article 17.
(l)    Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith.
(m)    Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.
Section 17.02    . Interest Escrow. (a) On the date hereof, the Company shall (i) enter into the Pledge and Escrow Agreement and thereafter comply with the terms and provisions of such agreement and (ii) pledge the Pledged Collateral to the Collateral Agent for the benefit of the Trustee and the Holders in such amount as will be sufficient to fund, when due, the total aggregate amount of the first six scheduled semi-annual interest payments on the Notes, excluding Additional Interest, if any. The Pledged Collateral shall be pledged by the Company to the Collateral Agent for the benefit of the Trustee and the Holders and shall be held by the Escrow Agent in the Escrow Account pending disposition pursuant to the Pledge and Escrow Agreement.
(p)    The Company will do or cause to be done all such acts and things as may be necessary, or as may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Escrow Agent and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge and Escrow Agreement or any Related Security Document, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall take, or cause to be taken, any and all actions reasonably required to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, a valid, enforceable and perfected first priority Lien in and on all the Pledged Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Holders, superior to and prior to the rights of third Persons.
(q)    The release of any portion of the Pledged Collateral pursuant to the Pledge and Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral are released pursuant to this Indenture and the Pledge and Escrow Agreement.
Section 17.03    . Recording and Opinion. The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 15 of each year, commencing December 15, 2015, (a) an Opinion of Counsel to the effect that no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the UCC of the Company’s or applicable Subsidiary Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization, and (b) an Officer’s Certificate stating that all action required by the Related Security Documents and the Pledge and Escrow Agreement to maintain and perfect or continue the perfection of the security interests created by the Related Security Documents and the Pledge and Escrow Agreement, if applicable, have been taken, and reciting the details of such action or referring to prior Officer's Certificates in which such details are given.
Section 17.04    . Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Related Security Documents. (a) Subject to the provisions of Section 7.01 and the terms of the Pledge and Escrow Agreement and the Related Security Documents, the Trustee may (but shall have no obligation to, subject to Article 6 hereof), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(i)    enforce any of the terms of the Pledge and Escrow Agreement and the Related Security Document; and
(ii)    collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Pledge and Escrow Agreement and the Related Security Documents.
(b)    Subject to the provisions of this Indenture, the Pledge and Escrow Agreement and the Related Security Documents, the Trustee and/or the Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture, the Pledge and Escrow Agreement or the Related Security Documents, and such suits and proceedings as may be necessary to preserve or protect the interests of the Trustee, the Collateral Agent and the interests of the Holders of Notes in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Pledge and Escrow Agreement and the Related Security Documents or be prejudicial to the interests of the Holders or of the Trustee and/or the Collateral Agent).
Section 17.05    . Authorization of Receipt of Funds by the Trustee under the Related Security Documents. The Trustee and/or the Collateral Agent is authorized to receive any funds for the benefit of the Collateral Agent and the Holders distributed under the Pledge and Escrow Agreement and Related Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Pledge and Escrow Agreement, with respect to the Pledged Collateral.
Section 17.06    . Termination of Security Interest; Release of Collateral. (a) Collateral (other than the Pledged Collateral) will be released automatically from the Liens securing the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Related Security Documents without the consent or further action of any Person:
(x)    in whole or in part, as applicable, upon the sale, transfer, exclusive license, agreement or other disposition of such property or assets (including a disposition resulting from eminent domain, condemnation or similar circumstances) by the Company or any Subsidiary Guarantor to the extent not prohibited by Section 4.10; provided that, solely to the extent that such transaction constitutes the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the Company’s property and assets, in one transaction or a series of related transactions, such transaction complies with Article 11; and that the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel stating that such transaction complies with the provisions of this Section 17.06;
(xi)    with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes;
(xii)    with respect to any Collateral securing the Note Guarantee of any Subsidiary Guarantor, when such Subsidiary Guarantor is released in accordance with the terms of Section 18.06;
(xiii)    upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof;
(xiv)    in accordance with the applicable provisions of the Related Security Documents;
(xv)    at such time as less than $10,000,000 aggregate principal amount of the Notes remain outstanding; or
(xvi)    the exercise by the Company of Covenant Defeasance pursuant to Article 13 or the discharge of the Company’s obligations pursuant to Article 3.
Notwithstanding the foregoing, concurrently with the entry of the Company into any Permitted Credit Facility, the Liens securing the obligations of the Company and the Subsidiary Guarantors under any Related Security Documents will be automatically released without the consent of or action by any Person, with respect to the Borrowing Base Assets, to the extent such Borrowing Base Assets secure the obligations outstanding under such Permitted Credit Facility and the release of such Liens is required by the terms of such Permitted Credit Facility; provided, however that the Company shall, and shall cause each Subsidiary Guarantor, immediately upon the termination of any such Permitted Credit Facility or the termination of any restrictions imposed by such Permitted Credit Facility on the grant of Liens on such Borrowing Base Assets, to grant the Collateral Agent, for the benefit of the Collateral Agent’s and the Holders’ security interests in respect of any such Borrowing Base Assets in respect of which the Liens securing the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Related Security Documents had been released consistent with the provisions of this Indenture and the Related Security Documents.
(e)    Neither the Trustee nor the Collateral Agent shall have any duty or liability for determining the Company’s compliance with this Section 17.06, but instead may rely on the Officer’s Certificates issued by the Company under this Section 17.06.
(f)    The security interests granted under this Indenture and all Related Security Documents will terminate upon the full and final payment and performance of all obligations (other than contingent indemnification obligations) of the Company and any other obligors, if any and as applicable, under this Indenture, the Notes, the Pledge and Escrow Agreement and the Related Security Documents.
(g)    The release of any Collateral from the terms of the Related Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Related Security Documents if and to the extent the Collateral is released pursuant to this Indenture or the Related Security Documents or upon the satisfaction and discharge of this Indenture.
(h)    Upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture or the Related Security Documents, upon the request and at the sole cost and expense of the Company and the Subsidiary Guarantors, the Trustee shall direct the Collateral Agent to and upon such request and direction, the Collateral Agent shall:
(i)    assign, transfer and deliver to the Company or the applicable Subsidiary Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Collateral Documents;
(ii)    execute and deliver UCC financing statement amendments or releases (which shall be prepared by the Company or any Subsidiary Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and
(iii)    execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Subsidiary Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Collateral Documents.
Section 17.07    . Compliance with Trust Indenture Act. The Company will comply with the provisions of Section 314 of the Trust Indenture Act if the Indenture is qualified under the Trust Indenture Act, and the Company shall not be required to comply with any provision of the Trust Indenture Act (including, without limitation, Sections 313(b), 314(b) and 314(d) thereof) in connection with the Collateral (including the release thereof) unless and until such time as the Indenture is so qualified. Further, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) of the Trust Indenture Act and/or any interpretation or guidance as to the meaning thereof of the Commission, including “no action” letters or exemptive orders, whether or not issued to or granted to the Company, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to one or a series of released Collateral.
Section 17.08    . [Reserved].
Section 17.09    . Maintenance of Properties and Insurance. The Company shall (i) cause all properties material to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (other than wear and tear occurring in the ordinary course of business) as, in the judgment of the Company, may be necessary so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section 17.09(d) shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (ii) provide, or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance, physical damage insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Subsidiaries are then conducting business.
Section 17.10    . Concerning the Collateral Agent. The Collateral Agent shall be entitled to all of the rights, privileges and immunities afforded to the Trustee under Article VII.
ARTICLE 18
GUARANTEES
Section 18.01    . Note Guarantee. (a) Subject to this Article 18, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal (including the Fundamental Charge Purchase Price or Redemption Price, if applicable) of and accrued and unpaid interest on each of the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(r)    The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, amendment or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Related Security Documents and this Indenture, or pursuant to Section 18.06.
(s)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(t)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations (other than contingent indemnity obligations) guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(u)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(v)    In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(w)    Each payment to be made by a Subsidiary Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(x)    Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee or any such release, termination or discharge.
Section 18.02    . Limitation on Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 18, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guaranteed obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
Section 18.03    . Execution and Delivery. (a) To evidence a Note Guarantee set forth in Section 18.01, each Subsidiary Guarantor shall execute a supplemental indenture pursuant to which it will agree to be a Subsidiary Guarantor and become bound by the terms of this Indenture applicable to Subsidiary Guarantors, including without limitation, this Article 18.
(c)    Pursuant to any such supplemental indenture, each Subsidiary Guarantor shall agrees that its Note Guarantee set forth in Section 18.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
(e)    If required by Section 4.13, the Company shall cause any newly created or acquired Material Domestic Subsidiary to comply with the provisions of Section 4.13 and this Article 18, to the extent applicable, within 30 calendar days on which such Subsidiary becomes a Material Domestic Subsidiary or such Material Domestic Subsidiary is acquired.
Section 18.04    . Subrogation. Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 18.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
Section 18.05    . Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 18.06    . Release of Note Guarantees. (a) A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Note Guarantee:
(iv)    (A) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of (x) any Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all assets of such Subsidiary Guarantor to a Person other than the Company or one of its Subsidiaries; (B) upon the merger or consolidation of such Subsidiary Guarantor with and into either the Company or any other Subsidiary Guarantor that is the surviving person in such merger or consolidation; (C) upon the dissolution or liquidation of such Subsidiary Guarantor; (D) upon the Company exercising its Covenant Defeasance option in accordance with Article 13 or the Company’s obligations under this Indenture being discharged in accordance with Article 3 of this Indenture; (E) upon the occurrence of a Fundamental Change described in clauses (a) or (b) of the definition thereof; or (F) at such time as less than $10,000,000 aggregate principal amount of the Notes remain outstanding; and
(v)    Upon such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 18.06 relating to such release have been complied with.
(c)    At the written request of the Company, the Trustee shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.
ARTICLE 19
MISCELLANEOUS PROVISIONS
Section 19.01    . Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 19.02    . Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 19.03    . Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Cyan, Inc., 1383 North McDowell Boulevard, Suite 300; Petaluma, California 94954, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format, whether sent by mail or electronically, upon actual receipt by the Trustee.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of purchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Note) if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary.
Section 19.04    . Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 19.05    . Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
Each Officer’s Certificate or Opinion of Counsel, as the case may be, provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture;(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.
Notwithstanding anything to the contrary in this Section 19.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.
Section 19.06    . Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 19.07    . Reserved.
Section 19.08    . Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar, the Escrow Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 19.09    . Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 19.10    . Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 19.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 19.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Signatory
Section 19.11    . Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 19.12    . Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 19.13    . Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 19.14    . Force Majeure. In no event shall the Trustee, the Collateral Agent or any other agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee, the Collateral Agent and such other agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 19.15    . Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and under Notes. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on the Trustee and Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder at the sole cost and expense of the Company.
Section 19.16    . USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CYAN, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:
Name:
Title:

1
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EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:
(A) TO CYAN, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;
(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;
(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

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THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.
WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[INCLUDE FOLLOWING LEGEND IF AN AFFILIATE NOTE]
THIS NOTE, ANY RELATED GUARANTEE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE ACQUIRER: REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND AGREES FOR THE BENEFIT OF CYAN, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, ANY RELATED GUARANTEE OR ANY SHARES ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:
(A) TO CYAN, INC. OR ANY SUBSIDIARY THEREOF,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OR
(C) SUCH TRANSFERS AS AGREED TO BY THE COMPANY AND ALLOWED UNDER THE SECURITIES ACT TO SUCH TRANSFEREES THAT AGREE IN WRITING TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN (“PERMITTED TRANSFERS”).
WITH RESPECT TO ANY TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A

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TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[INCLUDE THE FOLLOWING UNLESS OTHERWISE DETERMINED BY AN OFFICER OF THE COMPANY]
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CYAN, INC., 1383 N. MCDOWELL BLVD., SUITE 300, PETALUMA, CA 94954, ATTENTION: GENERAL COUNSEL

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Cyan, Inc.

8.0% Convertible Senior Secured Note due 2019
No. [_____]    [Initially] $[_________]
CUSIP No. [_________]
Cyan, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [_______], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto] [of $[_______]], which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $50,000,000 (subject to the terms of the Indenture) in aggregate at any time[, in accordance with the rules and procedures of the Depositary,] on December 15, 2019, and interest thereon as set forth below.
This Note shall bear interest at the rate of 8.0% per year from December 12, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 15, 2019. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2015, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Interest will be calculated on the basis of a 360 day year consisting of 12 30-day months.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and interest on this Note[, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee,] [to the Holder,] as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

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Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CYAN, INC.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:_______________________________
Authorized Signatory

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[FORM OF REVERSE OF NOTE]
Cyan, Inc.
8.0% Convertible Senior Secured Note due 2019
This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.0% Convertible Senior Secured Notes due 2019 (the “Notes”), limited to the aggregate principal amount of $50,000,000 (subject to the terms of the Indenture) all issued or to be issued under and pursuant to an Indenture dated as of December 12, 2014 (the “Indenture”), among the Company, the subsidiary guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In the event of conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Purchase Price

110700877 v8

or Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
Prior to December 20, 2017, the Notes will not be redeemable. On or after December 20, 2017, the Company may redeem all, but not less than all, of the Notes, at the Company’s option, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending within three Trading Days prior to the Redemption Notice Date is greater than or equal to 140% of the Conversion Price on each applicable Trading Day. No sinking fund is provided for the Notes.
The Notes are guaranteed, on a full, joint and several basis, by any Material Domestic Subsidiary of the Company and secured by a first-priority lien, subject only to Permitted Liens and certain excluded assets, on substantially all of the Company’s and the Subsidiary Guarantors’ assets, whether now owned or hereafter acquired, including license agreements, general intangibles, accounts, instruments, investment property, intellectual property and any proceeds of the foregoing.
As provided in and subject to the provisions of the Indenture, the Company’s obligations under this Note are secured in part until December 15, 2017 by a pledge of an Escrow Account and the assets therein pursuant to a Pledge and Escrow Agreement. The Escrow Account will contain an amount of Pledged Collateral sufficient to fund, when due, the total aggregate amount of the first six scheduled semi-annual interest payments on the Note, excluding additional interest, if any.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable,

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at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

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SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES

Cyan, Inc.
8.0% Convertible Senior Secured Notes due 2019
The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
Cyan, Inc.
8.0% Convertible Senior Secured Notes due 2019
To: U.S. Bank National Association
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:    _____________________    ________________________________
________________________________
Signature(s)
___________________________
Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

1
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Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
_________________________
(Name)
_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_________________________
Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
Cyan, Inc.
8.0% Convertible Senior Secured Notes due 2019
To: U.S. Bank National Association
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cyan, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:
Dated:    _____________________
________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
Cyan, Inc.
8.0% Convertible Senior Secured Notes due 2019
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, or, in the case of Affiliate Notes, any transfer of an Affiliate Note, even after the Resale Restriction Termination Date, the undersigned confirms that such Note is being transferred:
1.    □    To Cyan, Inc. or a subsidiary thereof; or
2.    □    Pursuant to, and in accordance with, a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
3.    □    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended;
4.    □    Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended (including, if available, the exemption provided by Rule 144 under the Securities Act of 1933, as amended); or
5.    □    In the case of any Affiliate Note, for a beneficial interest in a Global Note or to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended or pursuant to an effective registration statement covering the resale of such Affiliate Note.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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